EXHIBIT 99.1

Apptio Announces Results for the Fiscal Fourth Quarter and Full Year of 2016

Q4 subscription revenue of $35.1 million, up 29% year-over-year and FY16 subscription revenue of $130.1 million, up 30% year-over-year

Bellevue, WA (February 9, 2017) - Apptio, Inc. (NASDAQ:APTI), the leading provider of cloud-based Technology Business Management (TBM) software, today announced results for the fiscal fourth quarter and full year ended December 31, 2016.

"Our fourth quarter was highlighted by record revenue and the continued strength of our subscription revenue, which grew by 30% in 2016,” said Sunny Gupta, co-founder and CEO, Apptio. “Cloud adoption and IT transformation continue to be catalysts and we believe the market is hearing our message regarding the power of TBM.”

Fourth Quarter Financial Summary

•

Subscription revenue was $35.1 million, an increase of 29% from the fourth quarter of 2015, and comprised 79% of total revenue. Services revenue was $9.3 million, an increase of 19% from the fourth quarter of 2015.  Total revenue was $44.3 million, an increase of 27% from the fourth quarter of 2015.

•	GAAP gross margin grew to 68% as compared to 65% in the fourth quarter of 2015. Non-GAAP gross margin grew to 69%, as compared to 66% in the fourth quarter of 2015.
•

GAAP operating loss was $7.4 million, an improvement from an operating loss of $12.5 million in the fourth quarter of 2015. Non-GAAP operating loss was $3.8 million, compared to a Non-GAAP operating loss of $10.6 million in the fourth quarter of 2015.

•

GAAP net loss per basic and diluted share was $0.21 based on 38.3 million weighted average shares outstanding, compared to a GAAP net loss per basic and diluted share of $0.99 based on 12.9 million weighted average shares outstanding in the fourth quarter of 2015.

•

Non-GAAP net loss per basic and diluted share was $0.11 based on 38.3 million weighted average shares outstanding, compared to a non-GAAP net loss per basic and diluted share of $0.84 based on 12.9 million weighted average shares outstanding in the fourth quarter of 2015.

•

For the three months ended December 31, 2016, net cash used in operating activities was $1.5 million as compared to $1.8 million in the comparable period last year.  Free cash flow was negative $3.3 million, as compared to negative $2.8 million in the three months ended December 31, 2015.

•	Cash, cash equivalents and marketable securities were approximately $117.2 million as of December 31, 2016.

Fiscal Year 2016 Financial Summary

•

Subscription revenue was $130.1 million, an increase of 30% from fiscal year 2015, and comprised 81% of total revenue. Services revenue was $30.5 million, an increase of 4% from fiscal year 2015.  Total revenues were $160.6 million, an increase of 24% from fiscal year 2015.

•	GAAP gross margin grew to 66% as compared to 62% in fiscal year 2015. Non-GAAP gross margin grew to 67%, as compared to 63% in fiscal year 2015.

•

GAAP operating loss was $28.2 million, an improvement from an operating loss of $39.6 million in fiscal year 2015. Non-GAAP operating loss was $17.7 million, compared to a Non-GAAP operating loss of $31.8 million in fiscal year 2015.

•

GAAP net loss per basic and diluted share was $1.61 based on 19.6 million weighted average shares outstanding, compared to a GAAP net loss per basic and diluted share of $3.24 based on 12.7 million weighted average shares outstanding in fiscal year 2015.

•

Non-GAAP net loss per basic and diluted share was $1.08 based on 19.6 million weighted average shares outstanding, compared to a non-GAAP net loss per basic and diluted share of $2.62 based on 12.7 million weighted average shares outstanding in fiscal year 2015.

•

For the twelve months ended December 31, 2016, net cash used in operating activities was $3.7 million as compared to $10.6 million in the comparable period last year.  Free cash flow was negative $9.1 million, as compared to negative $18.2 million in the twelve months ended December 31, 2015.

Recent Business Highlights

•	Completed the TBM Conference with more than 1,000 attendees helping to build momentum heading into 2017.
•	Issued two releases to enhance the capabilities of Apptio’s IT Planning Foundation application:
•	Project Financial Planning to enable IT to manage the full lifecycle of project costs.
•	Services Demand Planning to allow IT to create demand-driven budgets for cloud and on premise services.

Financial Outlook

Apptio provides guidance based on current market conditions and expectations and actual results may differ materially. Please refer to the company’s comments below regarding Forward Looking Statements. Apptio is initiating guidance for the first quarter ending March 31, 2017 and for the full year 2017 as follows:

First quarter of 2017:

•	Total revenue is expected to be in the range of $42.0 to $42.5 million
•	Non-GAAP operating loss between $4.0 and $4.5 million

Full year 2017:

•	Total revenue is expected to be in the range of $178.0 and $181.0 million
•	Non-GAAP operating loss between $15.0 and $18.0 million

All forward-looking non-GAAP financial measures contained in this section titled "Financial Outlook" exclude the effects of stock-based compensation expense.

Conference Call Information

Apptio plans to host a conference call today to discuss the results. The call is scheduled to begin at 2:00 p.m. PT/ 5:00 p.m. ET and can be accessed by dialing 844-233-0116 (passcode: 50994115), or if outside North America, by dialing 574-990-1011 (passcode: 50994115). Individuals may also access the live teleconference from the investor relations section of the Apptio website at investors.apptio.com. A replay will be available following completion of the live broadcast.

About Apptio
Apptio (NASDAQ: APTI) is the CIO's business management system. We build advanced data and analytics applications that help IT leaders make informed decisions about their technology investments, capitalize on the cloud transformation and drive innovation within their organizations. We call it Technology Business Management. Our applications help companies align technology spending to business outcomes and automate IT processes like cost transparency, benchmarking, charge-back and planning. Hundreds of customers, including more than 40 percent of the Fortune 100, use Apptio as their business system of record for IT. For more information, please visit www.Apptio.com.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding our strategy, prospects, customer demand, application adoption and our financial outlook for the first quarter of, and full year, 2017.  Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the caption "Risk Factors" and elsewhere in our filings with the U.S. Securities and Exchange Commission, including, without limitation, the Form 10-Q filed with the SEC on November 4, 2016.  All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update this information unless required by law.

Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), we use the following non-GAAP financial measures: non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss per basic and diluted share, and free cash flow. In computing these measures, we exclude the effects of stock-based compensation expense.  We define free cash flow as net cash used in operating activities, less the purchases of property and equipment. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and our non-GAAP measures may be different from non-GAAP measures used by other companies.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our ongoing core business operating results. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when analyzing historical performance and liquidity and planning, forecasting, and analyzing future periods.

For a reconciliation of these non-GAAP financial measures to GAAP measures, please see the tables captioned "Results of Operations GAAP to Non-GAAP Reconciliation" included at the end of this release. We have not reconciled guidance for non-GAAP metrics to their most directly comparable GAAP measures because such items that impact these measures are not within our control or cannot be reasonably predicted.

Apptio, Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015

Revenue
Subscription	$35,066	$27,088	$130,061	$99,924
Professional services	9,254	7,754	30,508	29,327
Total revenue	44,320	34,842	160,569	129,251
Cost of revenue
Subscription	7,338	6,142	27,298	23,457
Professional services	7,082	6,000	26,862	25,720
Total cost of revenue	14,420	12,142	54,160	49,177
Gross profit	29,900	22,700	106,409	80,074
Operating expenses
Research and development	9,403	7,951	35,475	30,553
Sales and marketing	21,600	22,208	75,856	71,337
General and administrative	6,260	5,042	23,229	17,763
Total operating expenses	37,263	35,201	134,560	119,653
Loss from operations	(7,363)	(12,501)	(28,151)	(39,579)
Other income (expense)
Interest income (expense) and other, net	213	(19)	(1,533)	(18)
Foreign exchange loss	(643)	(343)	(1,417)	(1,301)
Loss before provision for income taxes	(7,793)	(12,863)	(31,101)	(40,898)
(Provision) benefit for income taxes	(124)	127	(452)	(109)
Net loss	$(7,917)	$(12,736)	$(31,553)	$(41,007)
Net loss per share attributable to common stockholders, basic and diluted	$(0.21)	$(0.99)	$(1.61)	$(3.24)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	38,323	12,882	19,595	12,653

Apptio, Inc.

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31,
	2016	2015
Assets
Current assets
Cash and cash equivalents	$42,007	$17,256
Short-term investments	36,741	6,260
Accounts receivable, net of allowance for doubtful accounts
of $569 and $289	58,140	52,887
Prepaid expenses and other current assets	5,440	3,990
Total current assets	142,328	80,393
Long-term assets
Property and equipment, net	12,827	13,487
Long-term investments	38,446	--
Restricted cash	--	2,500
Deferred initial public offering costs	--	1,973
Other long-term assets	734	798
Total assets	$194,335	$99,151
Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$3,574	$3,462
Accrued payroll and other expenses	14,073	14,732
Deferred revenue	97,438	82,422
Deferred rent	799	613
Capital leases	43	42
Total current liabilities	115,927	101,271
Long-term liabilities
Deferred revenue, net of current portion	2,254	803
Deferred rent, net of current portion	4,360	4,810
Capital leases, net of current portion	51	95
Preferred stock warrant liability	--	414
Asset retirement obligation	175	210
Total liabilities	122,767	107,603

Convertible preferred stock	--	133,809

Stockholders’ equity (deficit)
Class A and Class B Common stock	4	1
Additional paid-in capital	271,982	26,509
Accumulated other comprehensive loss	(94)	--
Accumulated deficit	(200,324)	(168,771)
Total stockholders’ equity (deficit)	71,568	(142,261)
Total liabilities, convertible preferred stock and stockholders' equity (deficit)	$194,335	$99,151

Apptio, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Cash flows from operating activities
Net loss	$(7,917)	$(12,736)	$(31,553)	$(41,007)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,501	1,570	5,988	6,486
Amortization of premiums on investments	18	20	38	87
Loss (gain) on disposal of property and equipment	(1)	3	25	(9)
Stock-based compensation	3,557	1,938	10,459	7,815
Accretion of expense on line of credit fees	9	23	136	62
Loss on extinguishment of debt	--	--	722	--
Remeasurement of preferred stock warrant liability	--	--	202	57
Change in operating assets and liabilities
Accounts receivable	(15,555)	(20,882)	(5,253)	(6,193)
Prepaid expenses and other assets	(1,032)	1,197	(1,692)	(970)
Accounts payable	(1,371)	(146)	277	666
Accrued expenses	2,838	4,294	396	2,095
Deferred revenue	15,931	22,895	16,466	19,936
Deferred rent	557	(7)	136	384
Net cash used in operating activities	(1,465)	(1,831)	(3,653)	(10,591)
Cash flows from investing activities
Purchases of property and equipment	(1,884)	(1,007)	(5,402)	(7,643)
Proceeds from maturities of investments	--	3,530	6,245	16,839
Purchases of investments	(64,477)	(698)	(75,303)	(2,715)
(Payment) return of security deposits	(141)	20	(184)	177
Net cash (used in) provided by investing activities	(66,502)	1,845	(74,644)	6,658
Cash flows from financing activities
Proceeds from initial public offering, net of underwriting discounts	--	--	102,672	--
Payment of initial public offering costs	(1,788)	(674)	(2,362)	(1,092)
Proceeds from long-term debt	--	--	20,000	--
Principal payments on long-term debt	--	--	(20,000)	--
Payment of debt prepayment fees	--	--	(200)	--
Proceeds from exercise of common stock options	333	335	1,333	2,670
Principal payments on capital lease obligations	(10)	(9)	(43)	(45)
Payment of capitalized loan fees	--	--	(248)	(78)
Net cash (used in) provided by financing activities	(1,465)	(348)	101,152	1,455
Foreign currency effect on cash, cash equivalents and restricted cash	(273)	40	(604)	(37)
Net (decrease) increase in cash, cash equivalents and restricted cash	(69,705)	(294)	22,251	(2,515)
Cash, cash equivalents and restricted cash
Beginning of period	111,712	20,050	19,756	22,271
End of period	$42,007	$19,756	$42,007	$19,756
Supplemental disclosures
Cash paid for interest	$1	$5	$771	$13
Purchases under capital lease obligations	--	--	--	102
Property and furniture additions in accounts payable and accrued expenses	639	234	639	234
Leasehold improvements paid directly by lessor	--	--	356	--
Non-cash warrants issued as debt issuance costs	--	--	285	90
Initial public offering costs in accounts payable and accrued expenses	244	881	244	881
Non-cash preferred stock warrant exercise	--	--	616	--

Apptio, Inc.

Results of Operations GAAP to Non-GAAP Reconciliation

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenue
Subscription	$35,066	$27,088	$130,061	$99,924
Professional services	9,254	7,754	30,508	29,327
Total revenue	44,320	34,842	160,569	129,251

Cost of revenue reconciliation:
GAAP Subscription	7,338	6,142	27,298	23,457
Non-GAAP adjustment:
Stock-based compensation	(327)	(141)	(891)	(482)
Non-GAAP subscription cost of revenue	7,011	6,001	26,407	22,975

GAAP Professional services	7,082	6,000	26,862	25,720
Non-GAAP adjustment:
Stock-based compensation	(263)	(164)	(820)	(738)
Non-GAAP professional services cost of revenue	$6,819	$5,836	$26,042	$24,982

Gross profit and gross margin reconciliation:
GAAP Subscription gross profit	$27,728	$20,946	$102,763	$76,467
Non-GAAP adjustment:
Stock-based compensation	327	141	891	482
Non-GAAP Subscription gross profit	28,055	21,087	103,654	76,949
GAAP Subscription gross margin	79.1%	77.3%	79.0%	76.5%
Non-GAAP Subscription gross margin	80.0%	77.8%	79.7%	77.0%

GAAP Professional services gross profit	2,172	1,754	3,646	3,607
Non-GAAP adjustment:
Stock-based compensation	263	164	820	738
Non-GAAP Professional services gross profit	2,435	1,918	4,466	4,345
GAAP Professional services gross margin	23.5%	22.6%	12.0%	12.3%
Non-GAAP Professional services gross margin	26.3%	24.7%	14.6%	14.8%

GAAP gross profit	29,900	22,700	106,409	80,074
Non-GAAP adjustment:
Stock-based compensation	590	305	1,711	1,220
Non-GAAP gross profit	$30,490	$23,005	$108,120	$81,294
GAAP gross margin	67.5%	65.2%	66.3%	62.0%
Non-GAAP gross margin	68.8%	66.0%	67.3%	62.9%

Operating expenses reconciliation:
GAAP Research and development	$9,403	$7,951	$35,475	$30,553
Non-GAAP adjustment:
Stock-based compensation	(1,012)	(546)	(2,977)	(2,283)
Non-GAAP research and development	8,391	7,405	32,498	28,270
As a % of total revenue, non-GAAP	18.9%	21.3%	20.2%	21.9%

GAAP Sales and marketing	21,600	22,208	75,856	71,337
Non-GAAP adjustment:
Stock-based compensation	(956)	(644)	(3,132)	(2,477)
Non-GAAP sales and marketing	20,644	21,564	72,724	68,860
As a % of total revenue, non-GAAP	46.6%	61.9%	45.3%	53.3%

GAAP General and administrative	6,260	5,042	23,229	17,763
Non-GAAP adjustment:
Stock-based compensation	(999)	(443)	(2,639)	(1,835)
Non-GAAP General and administrative	5,261	4,599	20,590	15,928
As a % of total revenue, non-GAAP	11.9%	13.2%	12.8%	12.3%

Loss from operations reconciliation:
GAAP loss from operations	(7,363)	(12,501)	(28,151)	(39,579)
Non-GAAP adjustment:
Stock-based compensation	3,557	1,938	10,459	7,815
Non-GAAP loss from operations	$(3,806)	$(10,563)	$(17,692)	$(31,764)
Loss from operations as a percentage of revenue:
GAAP loss from operations	(16.6%)	(35.9%)	(17.5%)	(30.6%)
Non-GAAP loss from operations	(8.6%)	(30.3%)	(11.0%)	(24.6%)

Net loss reconciliation:
GAAP	$(7,917)	$(12,736)	$(31,553)	$(41,007)
Non-GAAP adjustment:
Stock-based compensation	3,557	1,938	10,459	7,815
Non-GAAP Net loss	$(4,360)	$(10,798)	$(21,094)	$(33,192)

Basic and diluted net loss per share
reconciliation:
GAAP	$(0.21)	$(0.99)	$(1.61)	$(3.24)
Non-GAAP	$(0.11)	$(0.84)	$(1.08)	$(2.62)

Shares used to compute basic and diluted GAAP
and Non-GAAP net loss per share	38,323	12,882	19,595	12,653

Apptio, Inc.

Free Cash Flow Non-GAAP Reconciliation

(In thousands)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015

Net cash used in operating activities	$(1,465)	$(1,831)	$(3,653)	$(10,591)
Less: purchases of property and equipment	(1,884)	(1,007)	(5,402)	(7,643)
Free cash flow	$(3,349)	$(2,838)	$(9,055)	$(18,234)

© 2017. Apptio, Inc. All rights reserved. Apptio and the Apptio logo are registered trademarks of Apptio, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Investor Contact:

Susanna Morgan

(425) 279-6101

ir@apptio.com

Media Contact:

Sarah Vreugdenhil

(425) 279-6097

pr@apptio.com